UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024
BORGWARNER INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road,	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BWA	New York Stock Exchange
1.00% Senior Notes due 2031	BWA31	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2024, BorgWarner Inc. (the “Company”) announced the appointment of Joseph F. Fadool, currently the Company’s Vice President and President and General Manager, Emissions, Thermal and Turbo Systems, to the role of Executive Vice President of BorgWarner Inc. and Chief Operating Officer, effective July 1, 2024.

Mr. Fadool, 58, has served as the Company’s Vice President and President and General Manager, Emissions, Thermal and Turbo Systems since October 2019. Prior to that role, Mr. Fadool served as the Company’s Vice President and President and General Manager of BorgWarner Turbo Systems LLC from May 2019 to October 2019. From January 2017 to May 2019, he served as the Company’s Vice President and President and General Manager of BorgWarner Emissions Systems LLC and BorgWarner Thermal Systems Inc.

In connection with Mr. Fadool’s appointment, on May 28, 2024, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved a compensation package for Mr. Fadool as Executive Vice President and Chief Operating Officer. Effective as of July 1, 2024, Mr. Fadool’s annual base salary will be $1,125,000. His target annual bonus opportunity (prorated for 2024) will be $1,350,000 (120% of base salary). Mr. Fadool’s long-term incentive target opportunity for 2025 grants will be $4,218,750 (375% of base salary).

On May 28, 2024, the Compensation Committee also adopted and approved the BorgWarner Inc. Executive Severance Plan (the “Plan”), which is intended to provide eligible employees, including the Company’s named executive officers other than the Chief Executive Officer, with certain compensation and benefits in the event the employee’s employment is terminated by the Company or an affiliated company without “cause” (as defined in the Plan) or by the employee for “good reason” (as defined in the Plan). The Plan became effective immediately upon approval.

Under the Plan, upon an eligible employee’s qualifying termination of employment, subject to the terms and conditions of the Plan, the employee will be entitled to a cash severance payment equal to the sum of:

(a) the employee’s accrued and unpaid base salary and business expense reimbursements, any earned but unpaid bonus from the preceding fiscal year, any accrued and unpaid vacation pay and a pro rata portion of the employee’s recent average bonus, plus

(b) the product of 1.5 multiplied by the sum of the employee’s base salary as in effect as of the termination plus the employee’s recent average bonus.

The Company will also provide medical and dental coverage to the eligible employee, the employee’s spouse, and eligible dependents for up to 18 months following termination. Except to the extent the eligible employee has another agreement providing for more favorable treatment, a pro rata portion of restricted stock and restricted stock units held by the employee will vest upon the employee’s termination, and the employee’s unearned performance shares, performance stock units and performance-vesting restricted stock units and unvested stock options or stock appreciation rights will be forfeited. The Company will also provide outplacement services of up to $40,000 to the eligible employee.

"Cause” is defined for purposes of the Plan generally to include an eligible employee’s: (a) conviction of, or entering a guilty plea, no contest plea or nolo contendre plea to, any felony or certain other crimes, (b) commission of certain acts or omissions involving dishonesty or fraud, (c) dishonesty in the course of fulfilling the employee’s duties, (d) misappropriation of material funds or assets of the Company or certain acts of theft or fraud, (e) engagement in certain harassment or discrimination, (f) breach of a material Company policy, (g) refusal to perform lawful duties, (h) willful and deliberate failure to perform certain duties, (i) substantial or repeated neglect of duties after notice and an opportunity to cure, (j) gross negligence or willful misconduct that results or is reasonably expected to result in substantial harm to the Company, or (k) breach of written obligations to the Company or any subsidiary in respect of confidentiality and/or the use or ownership of proprietary information.

“Good reason” is defined for purposes of the Plan generally to include: (a) a material reduction in base compensation, subject to specified exceptions, (b) the assignment of duties inconsistent with, and representing a material diminution of, the eligible employee’s authority, duties or responsibilities, subject to specified exceptions, and (c) any material breach by the Company of a material compensation arrangement with the employee, subject to specified exceptions.

The Plan will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

On May 28, 2024, the Compensation Committee also approved a one-time grant of restricted stock to Tonit M. Calaway, the Company’s Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, with a target grant date fair value of $4,500,000 (the “Award”). The Award will be granted under the Company’s 2023 Stock Incentive Plan effective on July 1, 2024 and will vest on July 1, 2026, contingent on Ms. Calaway’s continuous employment or service through the vesting date. The Award would vest immediately upon Ms. Calaway’s earlier termination of employment due to death, disability, an involuntary termination by the Company without “cause” (as defined in the 2023 Stock Incentive Plan) or Ms. Calaway’s resignation for “good reason” (defined in substantially the same manner as in the Plan). The number of shares of restricted stock that will be subject to the Award will be equal to the target grant date fair value divided by the closing share price on July 1, 2024. The Award will be subject to the terms and conditions of a Restricted Stock Award Agreement, the form of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description
104.1	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BorgWarner Inc.

Date: May 30, 2024	By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President and Secretary